COHERENT LOGO

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         -------------------------------

                                 March 27, 2003

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on March 27, 2003 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

     1. To elect eight directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

     2. To amend the Company's 1998 Director Option Plan to (i) increase the number of shares reserved for issuance thereunder to 150,000 shares of Common Stock (with a corresponding change to the 1998 Director Plan's automatic share replenishment provision), (ii) increase the First Option to 30,000 shares, (iii) increase the Subsequent Option to 12,000 shares,
        (iv) provide for a pool of 50,000 shares that the Board of Directors can grant to Outside Directors prior to December 31, 2003 and (v) amend the vesting provisions of Options (Proposal Two);

     3. To amend the Company's 1998 Director Option Plan to (i) increase the terms of Options to ten years, (ii) provide that all Options held by a Director who has served for at least eight years shall vest upon the date of his or her retirement and shall remain exercisable for the lesser of two years following retirement or the expiration of the Option's original term, (iii) permit the transfer of Options to estate planning entities and (iv) delete the limitation on an employee director receiving a First Grant upon becoming an outside member (i.e. non-employee director) of our board of directors (Proposal Three);

     4. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending September 27, 2003 (Proposal Four); and

     5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on February 7, 2003 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        Sincerely,

                                        /s/ John R. Ambroseo
                                        John R. Ambroseo
                                        President and Chief Executive Officer

Santa Clara, California
February 21, 2003

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

--------------------------------------------------------------------------------

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                          SANTA CLARA, CALIFORNIA 95054

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 27, 2003 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 21, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on February 7, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 29,282,380 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.

Voting and Solicitation

     On all matters, other than the election of directors, each share has one vote. See "Election of Directors-- Vote Required" for a description of your cumulative voting rights with respect to the election of directors.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a proposal are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting and with respect to such matter.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker may have authority to vote your shares. However, the New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal 2 and Proposal 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

     The Company currently intends to hold its 2004 Annual Meeting of Stockholders in March 2004 and to mail proxy statements relating to such meeting in February 2004. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2004 Annual Meeting must be received by the Company no later than October 23, 2003 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants to the proxyholders discretionary authority to vote on any matter raised at the Annual Meeting of Stockholders. Assuming that the Company's 2004 Annual Meeting of Stockholders will be held on March 25, 2004, if a stockholder intends to submit a proposal at the Company's 2004 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting and the stockholder fails to give the Company notice, in accordance with the advance notice provisions in the Company's bylaws, between December 28, 2003 and January 27, 2004, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2004 Annual Meeting of Stockholders; provided, however, if the Company provides less than 65 days notice of the 2004 Annual Meeting of Stockholders, then a stockholder must give the Company notice of its intent to submit a proposal no later than the seventh day following the day on which the Company provided notice of the annual meeting

Further Information

     We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of Coherent's Annual Report on Form 10-K upon request of the stockholder made in writing to Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC website at www.sec.gov.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 2002, its directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of February 7, 2003, except as otherwise indicated below, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities,
(ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Unless otherwise indicated, the address of each listed stockholder is c/o Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054.

                                                       Number of     Percent of
Name and Address                                      Shares (1)     Total (2)
----------------                                      ----------     ----------
   Oppenheimer Funds, Inc. (3) ...................    3,100,000         10.59%
     498 7th Avenue
     New York, NY 10018
   Vanguard PRIMECAP Fund (4) ....................    1,700,000          5.81%
     225 S. Lake Ave, #400
     Pasadena, CA 91101 ..........................
   Franklin Resources, Inc. (5) ..................    2,594,786          8.86%
     One Franklin Parkway
     San Mateo, CA 94403
   Bernard J. Couillaud, PhD (6) .................      522,718          1.79%
   John R. Ambroseo, PhD (7) .....................      116,560             *
   Robert J. Quillinan (8) .......................      166,079             *
   Vittorio Fossati-Bellani, PhD (9) .............       49,844             *
   Kevin McCarthy (10) ...........................       21,188             *
   Charles W. Cantoni (11) .......................       20,000             *
   Frank P. Carrubba, PhD (12) ...................       35,000             *
   Henry E. Gauthier (13) ........................       93,330             *
   John H. Hart (14) .............................       15,000             *
   Jerry E. Robertson, PhD (15) ..................       41,500             *
   All directors and executive officers as a group
     (13 persons) (16) ............................   1,215,572          4.02%

----------
*  Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that will be exercisable on or before April 8, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage of beneficial ownership is based upon 29,282,380 shares of Coherent Common Stock outstanding as of February 7, 2003.

(3) Based on Schedule 13G/A as filed with the SEC by Oppenheimer Funds, Inc. as of February 14, 2003.

(4) Based on Schedule 13G/A as filed with the SEC by Vanguard PRIMECAP Fund as of February 14, 2003.

(5) Based on Schedule 13G/A as filed with the SEC by Franklin Resources, Inc. as of as of February 12, 2003.

(6) Includes 496,000 shares issuable upon exercise of options held by Dr. Couillaud which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(7) Includes 77,230 shares issuable upon exercise of options held by Dr. Ambroseo which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(8) Includes 154,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(9) Includes 44,000 shares issuable upon exercise of options held by Dr. Fossati-Bellani which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(10) Includes 20,000 shares issuable upon exercise of options held by Mr. McCarthy which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(11) Includes 15,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(12) Includes 15,000 shares issuable upon exercise of options held by Dr. Carrubba which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(13) Includes 30,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(14) Includes 15,000 shares issuable upon exercise of options held by Mr. Hart which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(15) Includes 10,000 shares issuable upon exercise of options held by Dr. Robertson which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

(16) Includes an aggregate of 963,230 options which are currently exercisable or will become exercisable within 60 days of February 7, 2003.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     Eight (8) members of our board of directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

                                             Director
Name                                   Age    Since                       Principal Occupation
----                                   ---   -------- ----------------------------------------------------------
Bernard J. Couillaud, PhD ........... 58       1996   Chairman of the Board of Directors of the Company,
                                                      Retired President and Chief Executive Officer of the
                                                      Company
Henry E. Gauthier (1) (3) ........... 62       1983   Vice Chairman of the Board of Directors of the Company
John R. Ambroseo, PhD ............... 41       2002   President and Chief Executive Officer of the Company
Charles W. Cantoni (2) (3) .......... 67       1983   Owner, Cantoni Consulting
Frank P. Carrubba, PhD (2) (3) ...... 65       1989   Retired Chief Technical Officer, Phillips Electronics N.V.
John H. Hart (1) (2) ................ 56       2000   Retired Sr. Vice President and Chief Technical Officer,
                                                      3Com Corporation
Jerry E. Robertson, PhD (1) (2) ..... 70       1994   Retired Executive Vice President, Life Sciences Sector
                                                      and Corporate Services Division, 3M
Robert J. Quillinan ................. 55       2001   Executive Vice President, Mergers & Acquisitions, of the
                                                      Company

----------
(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Governance and Nominating Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Dr. Couillaud has served as Chairman of the Board of Directors since October 2002. He served as our President and Chief Executive, and as a member of the Board of Directors from July 1996 through September 2002. He served as Vice President and General Manager of the Coherent Laser Group from March 1992 to July 1996. From July 1990 to March 1992, he served as Manager of the Advanced Systems Business Unit, and from September 1987 to 1990, he served as Director of Research and Development for the Coherent Laser Group. From November 1983, when he joined Coherent, to September 1987, Dr. Couillaud held various managerial positions.

     Mr. Gauthier has served as Vice Chairman of the Board of Directors since October 2002. He served as Chairman of the Board of Directors from 1997 to October 2002 and as a member of the Board of Directors since 1983.

     Dr. Ambroseo has served as our President and Chief Executive Officer and as a member of the Board of Directors since October 2002. Dr. Ambroseo served as our Chief Operating Officer from June 2001 through September 2002. Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Photonics Group from September 2000 to June 2001. From September 1997 to September 2000, Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, Dr. Ambroseo served as our Scientific Business Unit Manager. From August 1988, when Dr. Ambroseo joined us, until March 1997, he served as a Sales Engineer, Product Marketing Manager, National Sales Manager and Director of European Operations.

     Mr. Cantoni has been the owner of Cantoni Consulting, a company providing management and medical marketing consulting services, since June 1998. Prior to founding Cantoni Consulting, Mr. Cantoni was a Vice President of Quinton Instruments, Inc., a manufacturer of medical instrumentation products, a position he held from October 1994 until June 1998. From August 1988 until September 1994, he was President of ImageComm Systems, Inc., a value added reseller of medical image processing systems.

     Dr. Carrubba retired from Phillips Electronics, N.V., a diversified electronics company, in 1997. Mr. Carrubba serves as a member of the Board of Directors of Exar Corporation.

     Mr. Hart retired from 3Com Corporation, a provider of networking products and Internet protocol service platforms for enterprises, in September 2000. From September 2000 until September 2001 he was a Fellow at 3Com. Mr. Hart serves as a member of the Board of Directors of PLX Technologies, Inc.

     Dr. Robertson retired from 3M, a diversified technology company, in 1994. He is a member of the Board of Directors of Steris Corporation and Choice Hotels International.

     Mr. Quillinan has served as our Executive Vice President, Mergers and Acquisitions since April 2002 and as a member of our Board of Directors since June 2001. Mr. Quillinan served as our Executive Vice President and Chief Financial Officer from July 1984 through March 2002. Mr. Quillinan served as our Vice President and Treasurer from March 1982 to July 1984 and as our Corporate Controller from May 1980 to March 1982.

Board Meetings and Committees

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended September 28, 2002. No director serving during such fiscal year attended fewer than 80% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

     The Audit Committee of the Board of Directors, which consists of directors Cantoni, Carrubba, Hart, and Robertson, held 15 meetings during the last fiscal year. All of the members of the committee are "independent" as defined under rules promulgated by the SEC. The Audit Committee has the sole authority for appointing and supervising our independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee charter was recently amended and is attached to this Proxy Statement as Exhibit A.

     The Compensation Committee of the Board of Directors consists of directors Robertson, Gauthier, and Hart, and held three meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

     The Governance and Nominating Committee was established in January 1998 and consists of directors Carrubba, Cantoni, and Gauthier, all of whom are "independent" directors as defined under the rules promulgated by the SEC. The Governance and Nominating Committee held one meeting during the last fiscal year. The

Governance and Nominating Committee reviews candidates for officers and directors and makes recommendations to the full Board of Directors with respect to such candidates. The Governance and Nominating Committee will consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) of their intent to do so. To be considered by the Governance and Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Information Concerning Solicitation and Voting--Deadline for Receipt of Stockholder Proposals."

Director Compensation

     In fiscal year 2002, members of the Board of Directors who were not employees of the Company received $16,000, plus $1,500 per meeting attended, $750 per committee meeting attended and were reimbursed for their expenses incurred in attending such meetings. In light of the increased responsibility placed upon the Audit Committee by the Sarbanes-Oxley Act and rules promulgated by the SEC and changes proposed to the listing standards for the Nasdaq National Market, the fees paid to the Chairman of the Audit Committee were increased to $1,500 per meeting effective March 28, 2002 and $3,000 per meeting effective September 11, 2002.

     The Company's 1990 Directors' Stock Option Plan (the "1990 Directors' Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The 1990 Directors' Plan was amended by the Board of Directors on January 25, 1996, and the amendment was approved by the stockholders on March 20, 1996. The 1990 Directors' Plan terminated on December 8, 1999 and no further options were granted under this plan. The 1990 Directors' Plan provided for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the Directors' Option Plan or the date on which such person became a director. Thereafter, during the term of the 1990 Directors' Plan, each non-employee director was automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director was reelected to serve on the Board of Directors, if, on such date, he or she had served on the Board for at least three months. Such plan provided that the exercise price was equal to the fair market value of the Common Stock on the date of grant of the options.

     Two of our current non-employee directors each have been granted options to purchase 65,000 shares of the Company's Common Stock under the 1990 Directors' Plan at a weighted average exercise price of $11.62 per share. One non-employee director has been granted options to purchase 45,000 shares of the Company's Common Stock under the 1990 Directors' Plan at a weighted average exercise price of $13.73 per share. One non-employee director has been granted options to purchase 30,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $21.33 per share. As of September 28, 2002, options have been granted to purchase 295,000 shares under the 1990 Directors' Plan, of which options to purchase 70,000 shares were outstanding on such date.

     The Company's 1998 Director Option Plan (the "1998 Director Plan") was adopted by the Board of Directors on November 24, 1998 and was approved by the stockholders on March 17, 1999. 100,000 shares of Common Stock were reserved for issuance thereunder. Under the terms of the 1998 Director Plan, the number of shares reserved for issuance thereunder is increased each year by the number of shares necessary to restore the total number of shares reserved to 100,000 shares. The 1998 Director's Plan replaced the 1990 Directors' Plan which expired on December 8, 1999. Like its predecessor, the 1998 Director Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

     Four non-employee directors have each been granted options to purchase 15,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $49.22. One non-employee director has been granted options to purchase 30,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $48.82 per share. As of September 28, 2002, options had been granted to purchase 95,000 shares of the Company's Common Stock under the 1998 Director Plan, of which options to purchase 90,000 shares were outstanding on such date.

Option Grants in Last Fiscal Year to Directors

     The following table shows options granted to each individual who was a director of the Company during the last fiscal year. All options were granted under the 1998 Director Plan, except for the options granted to Dr. Couillaud and Mr. Quillinan, which were granted under the Company's 1995 Stock Plan.

              Option Grants to Directors During Last Fiscal Year

Name                                          Number of Options
------------------------------------------   ------------------
      Bernard J. Couillaud, PhD ..........         50,000
      Henry E. Gauthier ..................          5,000
      Charles W. Cantoni .................          5,000
      Frank P. Carrubba, PhD .............          5,000
      John H. Hart .......................          5,000
      Jerry E. Robertson, PhD ............          5,000
      Robert J. Quillinan ................         25,000

Option Exercises in Last Fiscal Year by Directors

     The following table shows, as to each non-employee director, information concerning options exercised under the 1990 Directors' Plan during the last fiscal year. No options granted under the 1998 Director Plan were exercised during the last fiscal year.

               Option Exercises in Last Fiscal Year by Directors

Name                                        Shares Acquired on Exercise     Value Realized (1)
----------------------------------------   -----------------------------   -------------------
      Charles W. Cantoni ...............                2,000                    $ 13,750
      Frank P. Carrubba, PhD ...........                5,000                    $ 62,363
      Henry E. Gauthier (2) ............               22,000                    $304,425
      John H. Hart .....................                   --                    $      0
      Jerry E. Robertson, PhD ..........                   --                    $      0

----------
(1) The value realized is calculated based on market value less exercise price. The market value of underlying securities is based on the closing price of the Company's Common Stock as reported by the NASDAQ National Market on the date of exercise.

(2)  Represents shares exercised under the Company's 1995 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of Directors Robertson, Gauthier, and Hart. Mr. Gauthier and the Company have entered into a Management Transition Agreement pursuant to which the Company agreed to provide him with benefits under the Company's medical, dental and life insurance plans.

     Except as set forth above, none of the members of the Compensation Committee is currently or has been at any time since the beginning of the last fiscal year, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Vote Required

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate's name has been placed in nomination prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

     If a quorum is present and voting, the eight nominees receiving the highest number of votes will be elected to the Board of Directors. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
                         "FOR" THE EIGHT NOMINEES HEREIN

                              ---------------------

                                  PROPOSAL TWO
        APPROVAL OF THE FIRST AMENDMENT TO THE 1998 DIRECTOR OPTION PLAN

     We are proposing to make two separate amendments to the Company's 1998 Director Plan. Undefined capitalized terms herein shall have the same meaning as defined in the 1998 Director Plan. The first amendment involves making certain changes to the 1998 Director Plan to change the number of shares available thereunder. This amendment will be discussed in detail under this Proposal Two to this Proxy Statement ("Proposal Two"). The second amendment involves certain proposed technical changes to the 1998 Director Plan, such as the length of the term of an Option and changes to vesting requirements. This second amendment will be discussed in detail in Proposal Three to this Proxy Statement ("Proposal Three"). Proposal Two and Proposal Three shall be voted upon by our stockholders separately. The vote on each of these proposals shall be independent from one another.

     The proposed amendment to our 1998 Director Plan under this Proposal Two would do the following:

     1. Increase in Number of Shares. Approval of this Proposal Two would increase the number of reserved shares under the 1998 Director Plan from 100,000 shares to 150,000 shares of Common Stock. In addition to the proposed increase from 100,000 shares to 150,000 shares, the 1998 Director Plan automatic share replenishment provision would be amended to provide that in addition to the 150,000 shares reserved for issuance, an annual increase in shares will be added to the Pool on each anniversary date of the adoption of the 1998 Director Plan equal to (i) the number of shares needed to restore the maximum aggregate number of shares that may be optioned and sold to 150,000 or (ii) a lesser amount determined by our board of directors. This increase is required in order to accommodate the increased annual grants proposed below.

     2. Initial First Grant Increase. Approval of this Proposal Two would increase the initial grant to a newly elected director ("First Grant") from 20,000 shares of Common Stock that vest at the rate of 5,000 shares per year over four years to 30,000 shares of Common Stock that vest at the rate of 10,000 shares per year over three years.

     3. Subsequent Options Increase. Currently under the 1998 Director Plan, directors that are re-elected to the board of directors (i.e. ones that have already received a First Grant) receive an annual grant of 5,000 shares of Common Stock. Approval of this Proposal Two would increase, on a prospective basis, the existing annual grant for directors re-elected to the board of directors from 5,000 shares to 12,000 shares of Common Stock.


     4. Discretionary Pool. Approval of this Proposal Two would create a separate pool of 50,000 shares of Common Stock under the 1998 Director Plan. The sole purpose of this pool is to increase the level of existing options outstanding under the 1998 Director Plan to the proposed annual level of 12,000 shares of Common Stock discussed in the paragraph immediately above (i.e. additional grants out of this pool would be made to the existing members of the Board of Directors who have been re-elected to the board to make their existing outstanding options on par with the proposed share increases discussed in the paragraph immediately above). This pool would only be used for grants made by the Board of Directors prior to December 31, 2003.

     5. Vesting Schedule Changes to First Grants and Subsequent Grants. Approval of this Proposal Two would decrease the vesting for First Grants from four years to three years, and would also change the vesting date from the anniversary of the date of grant to the dates of succeeding annual stockholders meetings. If the Company fails to hold an annual stockholders meeting, the vesting date shall be the anniversary of the last annual stockholders meeting. For example, a First Grant will vest equally over the next three annual stockholders meetings. We believe that this change is necessary because the dates of annual stockholders meetings may change from year to year and the perceived unfairness of a retiring director not being able to exercise a stock option because the annual stockholders meeting date was a few days prior to his or her vesting date. Subsequent option grants would be exercisable in full on the third annual stockholders meeting following the date of grant of the subsequent option grant as opposed to four years that is currently provided for.

     The Board of Directors believes that the proposed amendments under this Proposal Two are necessary to allow the Company to continue to attract and retain the best available people for service as directors and to compensate them for their many hours of service, particularly in light of the increased responsibilities imposed on directors by the Sarbanes-Oxley Act. The Compensation Committee and the Board of Directors undertook a review of the 1998 Director Plan, and after consulting with compensation consultants and legal counsel, determined that the amendment under this Proposal Two is necessary to bring the 1998 Director Plan up to date and to align our Board members' equity compensation with their increased responsibilities in light of the Sarbanes-Oxley Act.

     A complete copy of the amended 1998 Director Plan is attached to this proxy statement. The material features of the 1998 Director Plan, as proposed to be amended by Proposal Two and Proposal Three, is outlined in Proposal Three below.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1998 Director Plan under this Proposal Two.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
          VOTE "FOR" THE FIRST AMENDMENT OF THE COMPANY'S 1998 DIRECTOR
                  STOCK PLAN AS SET FORTH IN THIS PROPOSAL TWO

                              ---------------------

                                 PROPOSAL THREE
                SECOND AMENDMENT TO THE 1998 DIRECTOR OPTION PLAN

     As discussed in Proposal Two above, we are proposing to make two separate amendments to the Company's 1998 Director Plan. Undefined capitalized terms herein shall have the same meaning as defined in the 1998 Director Plan. The first amendment involves making certain changes to the 1998 Director Plan to change the number of shares available thereunder. This amendment has been discussed in detail under Proposal Two above. The second amendment involves certain proposed technical changes to the 1998 Director Plan, such as the length of the term of an Option and changes to vesting requirements. This second amendment is discussed in detail in this Proposal Three to this Proxy Statement. Proposal Two and Proposal Three shall be voted upon by our stockholders separately. The vote on each of these proposals shall be independent from one another.

     The proposed amendment to our 1998 Director Plan under this Proposal Three would do the following:

     1. Increased Term. Approval of this Proposal Three would increase the term of stock options granted under the 1998 Director Plan from six (6) years to ten (10) years.

     2. Vesting on Retirement. Approval of this Proposal Three would provide that, upon a director's retirement (which means a termination of status as a director where such director has completed at least eight years of service as a director), all outstanding options granted under the 1998 Director Plan (i) with an exercise price equal to or greater than the current Fair Market Value on the date of stockholder approval of this Proposal Three and (ii) all options granted under the 1998 Director Plan after the date of stockholder approval of this Proposal Three would immediately vest and remain exercisable for the lesser of two years following retirement or the expiration of the option's original term. Currently, the 1998 Director Plan provides that upon retirement, a director has 210 days to exercise his or her then vested options.

     3. Transfer to Estate Planning Entities. Approval of this Proposal Three would permit a director to transfer his or her options to an estate planning entity such as a family trust. Currently, the 1998 Director Plan provides that a director may not transfer his or her options, and they may only be exercised during the director's lifetime.

     4. First Grant to Employee Director who becomes an Outside Director. The current form of the 1998 Director Plan provides that in the event an employee who is a member of our Board becomes an outside director, such director shall not be eligible to receive a First Grant. Approval of this amendment, however, would revise the 1998 Director Plan to permit such a director to be granted a First Grant.

     A complete copy of the amended 1998 Director Plan is attached to this proxy statement. The material features of the 1998 Director Plan, as proposed to be amended by Proposal Two and Proposal Three, are outlined below.

     PURPOSE. The purposes of the 1998 Director Plan are to attract and retain the best available personnel for service as non-employee directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board.

     ADMINISTRATION. The 1998 Director Plan is designed as an automatic grant plan which generally does not require administration. However, if necessary, it will be administered by the Board of Directors.

     PROCEDURE FOR GRANTS. The 1998 Director Plan provides for the grant of nonstatutory options to non-employee directors of the Company. Each such director is granted an option to purchase 30,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, immediately following each Annual Meeting of Stockholders at which such non-employee director is re-elected, each non-employee director shall be granted an option to purchase 12,000 shares of Common Stock if, on such date, he shall have served on the Company's Board of Directors for the preceding three months. The 1998 Director Plan provides for the number of shares that are included in any grant and the method of making a grant but does not provide for a maximum number of option shares that may be granted to any one non-employee director.

     STOCK SUBJECT TO 1998 DIRECTOR PLAN. The maximum aggregate number of shares of Common Stock that may be optioned and sold under the 1998 Director Plan is 150,000 shares, plus an annual increase to be added on each anniversary date of the adoption of the 1998 Director Plan equal to (i) the number of shares needed to restore the maximum aggregate number of shares that may be optioned and sold under the 1998 Director Plan to 150,000 or (ii) a lesser amount determined by the Board of Directors.

     TERMS OF OPTIONS. Options granted under the 1998 Director Plan have a term of ten (10) years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

     EXERCISE OF OPTION. The initial option grant becomes exercisable cumulatively to the extent of one-third (1/3rd) of the shares subject to the option on each of the next three annual shareholders meetings. If the Company does not hold its annual meeting in any given year, the vesting is on the anniversary of the last regularly scheduled annual stockholders meeting. Subsequent option grants are exercisable in full on the third annual meeting following the date of grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of securities held by the optionee for at least six (6) months or a combination thereof.

     OPTION PRICE. The option price is 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors of the Company determines such fair market value based upon the closing price of the Common Stock in the Nasdaq National Market on the date the option is granted.

     TERMINATION OF STATUS AS A DIRECTOR. If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting of the option shall cease as of the date of termination. Thereafter, the option may be exercised within two hundred and ten (210) days as to all or part of the shares that the optionee was entitled to exercise at the date of termination. Provided, however, that with respect to options that have an exercise price equal to or greater than the fair market value of the underlying shares on the date of obtaining stockholder approval of the amended and restated 1998 Director Plan in 2003, and with respect to options granted thereafter, in the event of a director's retirement (which means a termination of status as a director where such director has completed at least eight years of service as a director), the director shall fully vest in and have the right to exercise his or her option as to all of his or her options, including as to shares that would not have otherwise been vested or exercisable. Thereafter, the option shall remain exercisable for the lesser of (i) two (2) years following the date of the director's retirement, or (ii) the expiration of the option's original term. If such termination is due to death or disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the optionee (or the optionee's legal representative) shall have the right to exercise an existing unexercised option at any time within twelve (12) months of the termination date, but only to the extent that the option would have been exercisable had the optionee continued living or not been disabled and remained a director of the Company for six (6) months after death or disability. In no event may an option be exercised after its ten (10) year term has expired.

     SUSPENSION OR TERMINATION OF OPTIONS. No option is exercisable by any person after the expiration of ten (10) years from the date the option was granted. If the Chief Executive Officer or his designee reasonably believes that an optionee has committed an act of misconduct, the Chief Executive Officer may suspend the optionee's right to exercise any option pending a determination by the Board of Directors (excluding the director accused of such misconduct). If the Board of Directors (excluding the director accused of such misconduct) determines an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on the optionee's behalf at a hearing before a committee of the Board.

     LIMITED TRANSFERABILITY OF OPTIONS. Except for the transfer of options to estate planning entities permitted under Form S-8 and the Board in its sole discretion and subject to such conditions as the Board may impose, options may not be sold, ledged, assigned hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted in the event of any change, such as a stock split, in the Company's capitalization. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend which the optionee would have received had he or she been, on the record date for such dividend, the holder of record of the shares purchasable upon such exercise.

     CHANGE IN CONTROL. The 1998 Director Plan provides that, in the event of
(i) a proposed merger of the Company with or into another corporation where following such merger the stockholders of the Company prior to such merger own less than 50% of the voting securities of the surviving corporation or (ii) the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation. If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable for its original term and for so long as the optionee serves as a director of the Company or a director of the successor corporation. Following such assumption or substitution, if the optionee's status as a director is terminated, other than upon a voluntary resignation by the optionee, the option shall become fully vested and exercisable. If the successor corporation refuses to assume the option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all of the optioned stock. If an option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     AMENDMENT AND TERMINATION. The Board of Directors may terminate the 1998 Director Plan at any time and may amend the 1998 Director Plan at any time or from time to time; provided, however, that amendments to the 1998 Director Plan must be approved by the stockholders to the extent required by applicable law. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1998 Director Plan without the consent of the optionee. The 1998 Director Plan will terminate by its terms on November 24, 2008.

     TAX INFORMATION. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE DIRECTOR'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR MAY RESIDE.

     PARTICIPATION IN THE 1998 DIRECTOR PLAN. In fiscal 2002, options to purchase 25,000 shares of Common Stock were granted to all non-employee directors. See "Election of Directors--Director Compensation" for the number of stock options granted to each of the non-employee directors during the last fiscal year.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1998 Director Plan under this Proposal Three.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SECOND AMENDMENT OF THE COMPANY'S 1998 DIRECTOR
                 OPTION PLAN AS SET FORTH IN THIS PROPOSAL THREE

                              ---------------------

                                  PROPOSAL FOUR
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 27, 2003, and recommends that stockholders vote for ratification of such appointment. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

     Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 28, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $843,893.

     Financial Information Systems Design and Implementation Fees

     The Company did not engage Deloitte for professional services relating to financial information systems design and implementation for the fiscal year ended September 28, 2002.

     All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended September 28, 2002 were $414,354, which were pre-approved by the Audit Committee.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining Deloitte & Touche LLP's independence.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

     The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 27, 2003.

    THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
      AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2003

                              ---------------------

                             EXECUTIVE COMPENSATION

Officers

     The names, ages and office of all of the executive officers of the Company, as of September 28, 2002, are set forth below.

Name                                       Age                           Office Held
----                                       ---     --------------------------------------------------------
Bernard J. Couillaud, PhD ..............   58      President and Chief Executive Officer
John R. Ambroseo, PhD ..................   41      Executive Vice President and Chief Operating Officer
Helene Simonet .........................   50      Executive Vice President and Chief Financial Officer
Robert J. Quillinan ....................   55      Executive Vice President, Mergers and Acquisitions
Vittorio Fossati-Bellani, PhD ..........   55      Executive Vice President, President and General Manager,
                                                   Coherent Telecom-Actives Group
Kevin McCarthy .........................   46      Executive Vice President and Chief Information Officer
Ronald A. Victor .......................   58      Executive Vice President, Human Resources
Scott H. Miller ........................   48      Senior Vice President and General Counsel

     There are no family relationships between any of the executive officers and directors.

     Dr. Couillaud has served as Chairman of the Board of Directors since October 2002. He served as our President and Chief Executive, and as a member of the Board of Directors from July 1996 through September 2002. He served as Vice President and General Manager of the Coherent Laser Group from March 1992 to July 1996. From July 1990 to March 1992, he served as Manager of the Advanced Systems Business Unit, and from September 1987 to 1990, he served as Director of Research and Development for the Coherent Laser Group. From November 1983, when he joined Coherent, to September 1987, Dr. Couillaud held various managerial positions. Dr. Couillaud received his PhD in Physics from Bordeaux University, Bordeaux, France.

     Dr. Ambroseo has served as our President and Chief Executive Officer and as a member of the Board of Directors since October 2002. Dr. Ambroseo served as our Chief Operating Officer from June 2001 through September 2002. Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Photonics Group from September 2000 to June 2001. From September 1997 to September 2000, Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, Dr. Ambroseo served as our Scientific Business Unit Manager. From August 1988, when Dr. Ambroseo joined us, until March 1997, he served as a Sales Engineer, Product Marketing Manager, National Sales Manager and Director of European Operations. Dr. Ambroseo received his PhD in Chemistry from the University of Pennsylvania.

     Ms. Simonet has served as our Executive Vice President and Chief Financial Officer since April 2002. Ms. Simonet served as Vice President of Finance of our former Medical Group and Vice President of Finance, Photonics Division from December 1999 to April 2002. Prior to joining Coherent, she spent over twenty years in senior finance positions at Raychem Corporation, in the Division and Corporate organizations, including as Vice President of Finance of the Raynet Corporation. Her last assignment was that of Chief Information Officer for Raychem. Ms. Simonet has both a Master's and Bachelor degree from the University of Leuven, Belgium.

     Mr. Quillinan has served as our Executive Vice President, Mergers and Acquisitions since April 2002 and as a member of our Board of Directors since June 2001. Mr. Quillinan served as our Executive Vice President and Chief Financial Officer from July 1984 through March 2002. Mr. Quillinan served as our Vice President and Treasurer from March 1982 to July 1984 and as our Corporate Controller from May 1980 to March 1982. Mr. Quillinan received his MS degree in Accounting from Clarkson University and is a CPA.

     Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Telecom-Actives Group since September 2000. From September 1997 to September 2000, Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Semiconductor Group. From May 1992 to September 1997, Dr. Fossati-Bellani served as our Diode Laser Business Unit Manager. From December 1979, when he joined our Italian office, to May 1992, Dr. Fossati-Bellani served in the capacity of Scientific Sales Engineer, Product Manager, Director of Marketing, Director of Business Development, Scientific Business Unit Manager and Diode Laser Business Unit Manager for the Coherent Laser Group. Dr. Fossati-Bellani received his PhD degree in Physics from the University of Milano, Italy.

     Mr. McCarthy has served as our Executive Vice President and Chief Information Officer since May 2000. From August 1999 to May 2000, he was Chief Information Officer for Unisphere Solutions, Inc., a subsidiary of Siemens AG, a large diversified industrial company. From September 1993 to July 1999, he was Vice President Information Technology for General Instrument, Inc., a company that develops and sells interactive video, voice and data products. Mr. McCarthy received a BS degree from Lafayette College and an MBA from the Wharton School of Business.

     Mr. Victor has served as our Executive Vice President of Human Resources since May 2000. From August 1999 to May 2000, he was our Corporate Vice President of Human Resources. He was Vice President of Human Resources for the Coherent Medical Group from September 1997 to August 1999. Between November 1996 and September 1997, he was Vice President Human Resources for Netsource Communication, Inc., an internet advertisement and communication company. From November 1995 to November 1996, Mr. Victor served as Vice President of Human Resources for Micronics Computers, Inc., a manufacturer of computer components. Between January 1982 and September 1995 he was a Vice President of Human Resources of Syntex, a pharmaceutical company. Mr. Victor received a BA degree from American International College and a MA degree from Springfield College.

     Mr. Miller has served as our General Counsel since October 1988 and as Senior Vice President since March 1994. Mr. Miller received a BA degree in Economics from UCLA and a JD from Stanford Law School.

Summary Compensation

     The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

                          Summary Compensation Table

                                                                                     Long-Term
                                                                                    Compensation
                                                                                       Awards
                                                                                     Securities
                                                                                     Underlying        All Other
Name                                       Year     Salary ($)       Bonus ($)         Options        Compensation
----                                       ----     --------         ---------      ------------      ------------
Bernard J. Couillaud, PhD .............    2002     $520,000         $197,949          50,000           $36,720(1)
Chairman of the Board of Directors,        2001      495,078          658,432         200,000            31,738
 Former President and Chief                2000      422,503          519,459         110,000            30,064
 Executive Officer

John R. Ambroseo, PhD .................    2002     $380,016         $117,781         257,500           $22,191(2)
 President and Chief Executive Officer,    2001      335,400          390,682         150,000            16,683
 Former Executive Vice President and       2000      267,887          350,074          58,000            12,461
 Chief Operating Officer

Robert J. Quillinan ...................    2002     $286,571         $109,362          25,000           $20,213(3)
 Executive Vice President, Mergers         2001      284,634          233,666          70,000            15,920
 and Acquisitions, Former Chief            2000      243,279          202,731          36,000            15,290
 Financial Officer

Vittorio Fossati-Bellani, PhD .........    2002     $280,010         $ 60,479          50,000           $19,481(4)
 Executive Vice President, President       2001      266,547          228,835          75,000            15,004
 and General Manager Coherent              2000      223,275          217,498          41,000            13,455
 Telecom-Actives Group

Kevin McCarthy ........................    2002     $223,864         $ 45,342          25,000           $10,319(5)
 Executive Vice President and Chief        2001      235,690(6)       161,089          15,000             2,328
 Information Officer                       2000      120,993           31,312          40,000               199

----------
(1) Includes $31,612 contributed by the Company under defined contribution plans and $5,108 in life insurance benefits.

(2) Includes $21,924 contributed by the Company under defined contribution plans and $267 in life insurance benefits.

(3) Includes $18,001 contributed by the Company under defined contribution plans and $2,212 in life insurance benefits.

(4) Includes $17,127 contributed by the Company under defined contribution plans and $2,354 in life insurance benefits.

(5) Includes $9,576 contributed by the Company under defined contribution plans and $743 in life insurance benefits.

(6)  Includes $8,786 compensation related to relocation.

Stock Option Grants and Exercises

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 28, 2002.

                                                 Option Grants in Last Fiscal Year

                                                           Individual Grants
                                         ------------------------------------------------------
                                                                                                  Potential Realizable
                                                          % of Total                                Value at Assumed
                                            Number of      Options                                Annual Rates of Stock
                                           Securities     Granted to                               Price Appreciation
                                           Underlying     Employees                                for Option Term (3)
                                             Options      In Fiscal     Exercise     Expiration  ------------------------
Name                                     Granted (#)(1)    Year (2)   Price ($/sh)      Date        5% ($)       10% ($)
----                                     --------------   ----------  ------------   ----------  ----------    ----------
Bernard J. Couillaud, PhD .............       50,000          4.03       $30.92       4/25/08     $  525,788    $1,192,833
John R. Ambroseo, PhD .................      257,500         20.73       $30.92       4/25/08     $2,707,807    $6,143,092
Robert J. Quillinan ...................       25,000          2.01       $30.92       4/25/08     $  262,894    $  596,417
Vittorio Fossati-Bellani, PhD .........       50,000          4.03       $30.92       4/25/08     $  555,788    $1,192,833
Kevin McCarthy ........................       25,000          2.01       $30.92       4/25/08     $  262,894    $  596,417

----------

(1) The Company's 1987 Stock Option Plan, 1995 Stock Plan and 2001 Stock Option Plan (collectively the "Option Plans") provide for the grant of options and stock purchase rights to officers, employees and consultants of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than six years from the date of grant and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Compensation Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2) The Company granted options to purchase an aggregate of 694,675 shares to all employees other than executive officers and granted options to purchase an aggregate of 547,500 shares to all executive officers as a group (8 persons), during fiscal 2002.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective six-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

Amendments to Stock Options Granted Bernard Couillaud and Robert Quillinan

     During the past fiscal year, the Company entered into management transition agreements with Dr. Couillaud and Mr. Quillinan that amended the terms of certain stock options. (Refer to Exhibits 10.13 and 10.14 to the Company's Annual Report on Form 10-K for the year ended September 28, 2002, filed with the Securities and Exchange Commission).

     Under the terms of Dr. Couillaud's agreement, he was granted the right to exercise his stock options vesting on February 1, 2003 (72,000 shares exercisable at $49.875 per share) until February 1, 2006 even if his employment with the Company is terminated prior to that date, provided that this period shall be reduced to 90 days from the date (i) the Company determines Dr. Couillaud has engaged in activities constituting "Cause" under Section 4(b) of his agreement prior to February 1, 2006 or (ii) Dr. Couillaud voluntarily terminates his employment with the Company if such date is prior to September 30, 2003. With respect to his stock options vesting on February 1, 2004 (38,000 shares exercisable at $49.875 per share) and April 1, 2004 (200,000 shares at $32.50 per share) he was granted the right to exercise the options until March 5, 2005, even if Dr. Couillaud's employment with the Company is terminated prior to that date, provided that the Company shall be entitled to cancel these options, repurchase the stock issued upon their exercise for the exercise price, or recapture the net proceeds received upon their exercise and sale if
(i) the Company determines Dr. Couillaud has engaged in activities constituting "Cause" under Section 4(b) of his agreement prior to March 5, 2005 or (ii) Dr. Couillaud voluntarily terminates his employment with the Company prior to September 30, 2003.

     Under the terms of Mr. Quillinan's agreement, he was granted the right to exercise his stock options vesting on February 1, 2003 (25,000 shares exercisable at $49.875 per share) until February 1, 2006 even if his employment with the Company is terminated prior to that date, provided that this period shall be reduced to 90 days from the date (i) the Company determines Mr. Quillinan has engaged in activities constituting "Cause" under Section 4(b) of his agreement prior to February 1, 2006 or (ii) Mr. Quillinan voluntarily terminates his employment with the Company if such date is prior to April 30, 2003. With respect to his stock options vesting on February 1, 2004 (10,000 shares exercisable at $49.875 per share) and April 1, 2004 (70,000 shares at $32.50 per share) he was granted the right to exercise the options until March 5, 2005, even if Mr. Quillinan's employment with the Company is terminated prior to that date, provided that the Company shall be entitled to cancel these options, repurchase the stock issued upon their exercise for the exercise price, or recapture the net proceeds received upon their exercise and sale if
(i) the Company determines Mr. Quillinan has engaged in activities constituting "Cause" under Section 4(b) of his agreement prior to March 5, 2005 or (ii) Mr. Quillinan voluntarily terminates his employment with the Company prior to April 30, 2003.

     Except as set forth above, Dr. Couillaud's and Mr. Quillinan's stock options to purchase Coherent stock are governed by the provisions of the applicable option agreements by and between Dr. Couillaud, Mr. Quillinan and Coherent, respectively.

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 28, 2002 and the value of unexercised options at such date.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                   Number of Securities
                                                                  Underlying Unexercised         Value of Unexercised
                                                                      Options/SARs at          In-the-Money Options at
                                        Shares        Value      September 28, 2002 (#)(2)     September 28, 2002 ($)(3)
                                     Acquired on    Realized    ---------------------------   ---------------------------
Name                                 Exercise (#)     ($)(1)    Exercisable   Unexercisable   Exercisable   Unexercisable
----                                 ------------   --------    -----------   -------------   -----------   -------------
Bernard J. Couillaud, PhD .........     30,000      $140,310      460,000        122,000      $1,560,285         $0
John R. Ambroseo, PhD .............     35,000      $747,488       41,230        450,500      $   66,990         $0
Robert J. Quillinan ...............      7,016      $ 63,126      150,000         51,000      $  406,395         $0
Vittorio Fossati-Bellani, PhD .....          0            --       18,000        166,000      $   54,810         $0
Kevin McCarthy ....................          0            --       20,000         60,000      $        0         $0

----------

(1) The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on September 28, 2002 of $18.92 (as reported by Nasdaq National Market) and the exercise price.

Other Employee Benefit Plans

     Employee Retirement and Investment Plan and Supplementary Retirement Plan

     Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate upon their being hired by the Company. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the individual's employee earnings after one (1) year of service. The vesting schedule for the Company matching funds is as follows: employees with two (2) years but less than three (3) years of service are 20% vested, employees with three (3) years but less than four (4) years of service are 40% vested, employees with four (4) years but less than five (5) years of service are 80% vested, and employees with five (5) years or more of service are 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings.

     Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan, which provides that certain senior management, may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

     Variable Compensation Plan

     The Company's Variable Compensation Plan was designed to promote the growth and profitability of the Company by providing incentive compensation in keeping with targeted marketplace incentive rates to key employees who are critical to the attainment of the Company's business objectives. The Plan provides for the payment of quarterly cash bonuses to participants based upon performance against pre-established goals for pre-tax profits, revenue and the management of the Company's assets. Minimal performance thresholds are established at the beginning of each fiscal year for the Company in general and for each business unit.

     Productivity Incentive Plan

     Under the Company's Productivity Incentive Plan (the "Incentive Plan"), 450,000 shares of Common Stock were initially reserved, and as of the fiscal year ended September 28, 2002, 83,148 shares of Common Stock were available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

     The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

     Employee Stock Purchase Plan

     The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 4,575,000 shares of Common Stock have been reserved under the Purchase Plan, and as of the end of fiscal year 2002, 1,187,424 shares of Common Stock remained available for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month period. Payroll deductions may not exceed 10% of an employee's compensation. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of six months.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph included herein shall not be incorporated by reference into any such filings.

Introduction

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

     Base Salary. The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

     Variable Compensation Plan. Each executive officer participates in the Variable Compensation Plan which provides for the payment of a quarterly amount determined by a formula based on pre-tax profits and asset management over preset threshold levels.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

     Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation--Other Employee Benefit Plans."

Compensation of Chief Executive Officer

     The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

     The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In fiscal 2002, Dr. Couillaud was granted options to purchase 50,000 shares with an exercise price equal to the fair market value at date of grant ($30.92 per share) which becomes exercisable at the end of three years. In anticipation of his becoming President and Chief Executive Officer on October 1, 2002, Dr. Ambroseo was granted stock options during the 2002 fiscal year for 257,500 shares with an exercise price equal to $30.92, the fair market value at the date of grant. This option vests between April 2003 and April 2006.

Compensation Limitations

     Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.


                                        Respectively submitted by the
                                        COMPENSATION COMMITTEE

                                        Jerry E. Robertson, Chair
                                        Henry E. Gauthier
                                        John H. Hart

Dated: February 5, 2003

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year, the Committee met 15 times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, controller and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 28, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent public accountants, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 28, 2002 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touch LLP, as the Company's independent auditors, and the Board concurred in such recommendation.

                                        Respectively submitted by
                                        THE AUDIT COMMITTEE

                                        Charles W. Cantoni, Chair
                                        Frank P. Carrubba
                                        John H. Hart
                                        Jerry E. Robertson

Dated: February 5, 2003

                         COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 27, 1997 through September 28, 2002 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and the Standard & Poors Small Cap 600 Stock Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG COHERENT, INC.
                THE S&P 500 INDEX AND THE S&P SMALL CAP 600 INDEX

                       [TOTAL SHAREHOLDER RETURNS CHART]

 Fiscal Year End     Coherent, Inc.     S&P 500 Index     S&P Small Cap 600 Index
-----------------   ----------------   ---------------   ------------------------
      9/27/97             100.00             100.00                100.00
      9/26/98              35.51             112.26                 83.55
      10/2/99              79.91             139.67                 95.52
      9/30/00             254.21             158.22                119.76
      9/29/01             106.17             116.10                107.05
      9/28/02              70.73              93.69                105.11

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors," "Report of the Audit Committee of the Board of Directors" and "Company Stock Price Performance" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Coherent, Inc. specifically incorporates it by reference into such filing.

                              CERTAIN TRANSACTIONS

     Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Loans to Executive Officers

     The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                                                       Largest Amount
                                      New Loans                                         Outstanding        Balance at
Name                                 During 2002   Interest Rates   Maturity Date(s)    During 2002    September 28, 2002
----                                 -----------   --------------   ----------------   --------------  ------------------
John Ambroseo, PhD ................    $541,017        4.75%            1/25/07          $  541,017        $  541,017
Bernard J. Couillaud, PhD .........    $774,306     4.75-8.50%       3/1/04-4/26/07      $1,118,755        $1,118,755
Vittorio Fossati-Bellani, PhD .....    $ 77,649        6.50%            8/31/06          $   77,649        $   77,649
Scott H. Miller ...................    $     --     4.83-6.71%       3/1/04-5/24/05      $  608,609        $  608,609
Robert J. Quillinan ...............    $162,506        4.75%            2/27/07          $  162,506        $  162,506

     All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually. The Company has discontinued this program following adoption of the Sarbanes-Oxley Act.

Indemnification

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent disinterested outside directors on the Board approve all future transactions between Coherent and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company than it could obtain from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for a description of Mr. Gauthier's agreement with the Company relating to medical, dental and life insurance.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ John R. Ambroseo
                                        John R. Ambroseo
                                        President and Chief Executive Officer

Dated: February 21, 2003

                                    EXHIBIT A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                                 COHERENT, INC.

Purpose:

     The primary function of the Audit Committee is to assist the Board of Directors of Coherent, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing: financial reports and certain other financial information provided by the Company to any government body or the public; the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have approved; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. Specifically, the purpose of the Audit Committee of the Board of Directors shall be to:

     o Appoint and oversee the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing audited financial statements and related work; such independent public accounting firm shall report directly to the Audit Committee;

     o  Oversee the accounting and financial reporting processes of the Company;


     o Assist the Board in oversight and monitoring of (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, (iv) the internal auditor's performance and (v) the Company's internal accounting and financial controls;

     o Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

     o Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

     o Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. The members of the Committee shall be elected by the Board until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair shall be responsible for leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the CEO, CFO, lead independent audit partner and director of internal audit.

     Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

     o Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

     o Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation and or outside consultants; and

     o At least one member will have accounting or related financial management competency in order to be an "audit committee financial expert" as defined by the SEC. The board of Directors shall have the discretion to determine members' conformity to these qualifications.

Responsibilities:

     The responsibilities of the Audit Committee shall include:

     o Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

     o Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     o Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors; reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence;
        (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

     o Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     o Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     o Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release and reviewing financial guidance to be provided to the public;

     o Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities.

     o Reviewing the Company's internal audit function quarterly and reviewing the annual internal audit plan;

     o Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers to be adopted prior to September 30, 2003;

     o Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

     o Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     o If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

     o As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors; reviewing and approving in advance any proposed related party transactions; the Company shall provide the Audit Committee with sufficient funding for these services;

     o Reviewing its own charter, structure, processes and membership requirements;

     o Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

     o Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

Minutes:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

     In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

Compensation:

     Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority:

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

                                 COHERENT, INC.

                            1998 DIRECTOR OPTION PLAN

           Amended and Restated Effective as of the Date of Obtaining
                          Stockholder Approval in 2003

     1. Purposes of the Plan. The purposes of this 1998 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board.

     All options granted hereunder shall be nonstatutory stock options.

     2. Definitions. As used herein, the following definitions shall apply:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Code" means the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" means the common stock of the Company.

        (d) "Company" means Coherent, Inc.

        (e) "Director" means a member of the Board.

        (f) "Disability" means total and permanent disability as defined in
            Section 22(e)(3) of the Code.

        (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (j) "Option" means a stock option granted pursuant to the Plan.

        (k) "Optioned Stock" means the Common Stock subject to an Option.

        (l) "Optionee" means a Director who holds an Option.

        (m) "Outside Director" means a Director who is not an Employee.

        (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (o) "Plan" means this 1998 Director Option Plan.

        (p) "Retirement" means a termination of status as a Director of an individual who has completed at least eight (8) years of service as a Director.

        (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

        (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 150,000 Shares (the "Pool") (the Shares may be authorized, but unissued, or reacquired Common Stock), plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to (i) the number of Shares needed to restore the maximum aggregate number of Shares that may be optioned and sold under the Plan to 150,000 or (ii) a lesser amount determined by the Board of Directors.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration and Grants of Options under the Plan.

        (a) Automatic Grants. Except as provided in Section 4(b) hereof, all grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

            (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

            (ii) Each Outside Director shall be automatically granted an Option to purchase 30,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

            (iii) Each Outside Director shall be automatically granted an Option to purchase 12,000 Shares (a "Subsequent Option") immediately following each annual meeting of stockholders at which such Outside Director is re-elected (beginning with the 2003 annual meeting of stockholders) provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding three (3) months.

            (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

            (v) The terms of an Option granted hereunder shall be as follows:

                (A) the term of the Option shall be ten (10) years.

                (B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

                (D) subject to Section 10 hereof, the First Option shall become exercisable cumulatively to the extent of one-third of the Shares subject to such option on each of the next three annual stockholders meetings of the Company, provided that the Optionee continues to serve as a Director on such dates, and provided further that if the Company fails to have an annual stockholder meeting in any of these three years, the vesting date shall be the anniversary of the last stockholder meeting held.

                (E) subject to Section 8(e) and 10 hereof, each Subsequent Option shall become exercisable with respect to 100% of the Shares subject to such option on the date of the Company's annual stockholder meeting held in the third calendar year following the year in which the Subsequent Option was granted, provided that the Optionee continues to serve as a Director on such date, and provided further that if the Company fails to have an annual stockholder meeting in any of these three years, the vesting date shall be the anniversary of the last stockholder meeting held.

            (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares that may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        (b) Limited Discretionary Option Grants. The Board shall have the authority to make discretionary Option grants to Outside Directors covering up to, in the aggregate, no more than fifty thousand (50,000) Shares on or prior to December 31, 2003. After December 31, 2003, all grants under the Plan shall only be made automatically in accordance with Section 4(a) hereof. Any such discretionary option grants shall be made with the same terms and conditions as the automatic grants, as specified under Section 4(a)(v) hereof.

        (c) Suspension or Termination of Option. If the Chief Executive Officer or his designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program (if any) implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8. Exercise of Option.

        (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's deathDisability or Retirement), the Optionee may exercise his or her Option, but only within 210 days following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee would have been entitled to exercise the Option had the Optionee not been disabled and remained an Outside Director for six (6) months after such termination (but in no event later than the expiration of its six (6) year term). To the extent that the Optionee would not have been entitled to exercise an Option had the Optionee not been disabled and remained an Outside Director for six (6) months after such termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee would have been entitled to exercise the Option had the Optionee continued living and remained an Outside Director for six (6) months after the date of death (but in no event later than the expiration of its six (6) year term). To the extent that the Optionee would not have been entitled to exercise an Option had the Optionee continued living and remained an Outside Director for six (6) months after the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (e) Retirement of Optionee. With respect to any Options with an exercise price equal to or greater than the Fair Market Value of the underlying Shares on the date of obtaining stockholder approval of the amended and restated Plan in 2003, and with respect to any Options granted hereunder thereafter, in the event of an Optionee's Retirement, the Optionee shall fully vest in and have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. Thereafter, the

Option shall remain exercisable for the lesser of (i) two (2) years following the date of the Optionee's Retirement, or (ii) the expiration of the Option's original term.

     9. Limited Transferability of Options. Except for the transfer of Options to estate planning entities permitted under Form S-8 and the Board in its sole discretion and subject to such conditions as the Board may impose, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

         (c) Merger or Asset Sale. In the event of a proposed merger of the Company with or into another corporation where following such merger the stockholders of the Company prior to such merger own less than 50% of the voting securities of the surviving corporation (a "change of control"), or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the successor corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8 above. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If an Option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of twenty
(20) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

     In order to assure your representation at the meeting, you are requested to complete, sign and date this enclosed proxy card as promptly as possible and return it in the enclosed envelope.

                                      PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 COHERENT, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 27, 2003

     The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 18, 2003, and hereby appoints John R. Ambroseo and Helene Simonet, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 27, 2003 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054 and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, FOR THE AMENDMENT OF THE COMPANY'S 1998 DIRECTOR OPTION PLAN SET FORTH IN PROPOSAL TWO, FOR THE AMENDMENT OF THE COMPANY'S 1998 DIRECTOR OPTION PLAN SET FORTH IN PROPOSAL THREE, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

         SEE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SEE
       REVERSE                                                           REVERSE
        SIDE                                                               SIDE
--------------------------------------------------------------------------------
COHERENT, INC.                                                THIS IS YOUR PROXY
                                                          YOUR VOTE IS IMPORTANT
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

[ X ]   Please mark
        votes as in
        this example.

  1. To elect eight directors to serve for the ensuing year and until their successors are duly elected;

        Nominees: (01) Bernard J. Couillaud; (02) Henry E. Gauthier; (03) John
        R. Ambroseo; (04) Charles W. Cantoni; (05) Frank P. Carrubba; (06)  John
        H. Hart; (07) Jerry E. Robertson; (08) Robert J. Quillinan
       (Proposal One);

                           [  ] FOR                      [  ] WITHHELD
                                ALL                           FROM ALL
                                NOMINEES                      NOMINEES

                               [  ]
                                   --------------------------------
                              For all nominees except as noted above


                                                                                   FOR        AGAINST      ABSTAIN
  2.    To approve the first amendment to the Company's 1998 Director
        Option Plan (Proposal Two);                                                [  ]        [  ]          [  ]

  3.    To approve the second amendment to the Company's 1998 Director
        Option Plan (Proposal Three); and                                          [  ]        [  ]          [  ]

  4.    To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending
        September 27, 2003 (Proposal Four); and                                    [  ]        [  ]          [  ]

  5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.


The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 7, 2003 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:                                         Date:
            -----------------------------                  ------------